Exhibit 10.33

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Effective as of January 25, 2018

In consideration of the services provided by certain non-employee members of the Board of Directors (the “Board”) of Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “Company”), which is the general partner of Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), the Company maintains this Landmark Infrastructure Partners GP LLC Non-Employee Director Compensation Plan (this “Plan”) to (1) attract and retain highly qualified individuals, whose efforts and judgment can contribute significantly to the success of the Company and the Partnership, to serve as non-employee members of the Board and (2) stimulate the active interest of these persons in the development and financial success of the Company and the Partnership by providing for ownership of common units in the Partnership by such persons.

ARTICLE I
ELIGIBILITY

Each Non-Employee Director will be eligible to receive the remuneration for Board services provided for in this Plan.  For purposes of this Plan, “Non-Employee Director” means a member of the Board who (a) is not an officer or employee of the Company or any of its subsidiaries or affiliates, and (b) has not entered into an arrangement with the Company or any of its subsidiaries to receive compensation from any such entity other than in respect of his or her services as a member of the Board of any such entity.  The Board will make all determinations regarding which of its members are Non-Employee Directors.

ARTICLE II
ANNUAL BOARD MEMBER RETAINER

2.1Annual Board Member Retainer Generally.  Subject to the remaining provisions of this Article II, each Non-Employee Director will receive an annual retainer in respect of his or her service as a member of the Board during such calendar year (the “Annual Board Member Retainer”).  The amount of the Annual Board Member Retainer payable to each Non-Employee Director for each calendar year will be equal to $40,000, as modified by the remainder of the provisions of this Article II.  Except as otherwise provided in Section 5.5, the Annual Board Member Retainer to be paid to each Non-Employee Director will be payable in cash.

2.2Payment of Annual Board Member Retainer Where Board Membership Runs from Beginning of Calendar Year.  If a Non-Employee Director is a member of the Board from the beginning of a calendar year, such Non-Employee Director’s Annual Board Member Retainer for such calendar year will be payable in four equal quarterly installments of $10,000

(the “Quarterly Board Member Retainer Value”) on the first business day following the end of each fiscal quarter, beginning with the fiscal quarter ending March 31 (each, a “Quarterly Payment Date”), subject to the provisions of Section 2.4.

2.3Reduction and Payment of Annual Board Member Retainer Where Board Membership Commences During Calendar Year.  If a Non-Employee Director is not a member of the Board at the beginning of a calendar year, but becomes a member of the Board during the course of such calendar year, such Non-Employee Director’s Annual Board Member Retainer for such calendar year will be subject to reduction and payment, subject to the provisions of Section 2.4, as follows:

(a)

a 0% reduction, if such Non-Employee Director becomes a member of the Board before March 31 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Board Member Retainer Value for such calendar year on each of the four Quarterly Payment Dates occurring with respect to such calendar year;

(b)

a 25% reduction, if such Non-Employee Director becomes a member of the Board on or after March 31 of such calendar year but before June 30 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Board Member Retainer Value for such calendar year on each of the three remaining Quarterly Payment Dates occurring with respect to such calendar year;

(c)

a 50% reduction, if such Non-Employee Director becomes a member of the Board on or after June 30 of such calendar year but before September 30 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Board Member Retainer Value for such calendar year on each of the two remaining Quarterly Payment Dates occurring with respect to such calendar year; and

(d)

a 75% reduction, if such Non-Employee Director becomes a member of the Board on or after September 30 of such calendar year but before December 31 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Board Member Retainer Value for such calendar year on the one remaining Quarterly Payment Date occurring with respect to such calendar year.

2.4Payment of Annual Board Member Retainer Where Board Membership Terminates During Calendar Year.  Notwithstanding anything to the contrary in this Article II, and unless otherwise provided by the Committee (as defined in Section 7.1), a Non-Employee Director whose membership on the Board terminates during a calendar year will not receive payment of any portion of his or her Annual Board Member Retainer for that calendar year which would otherwise be payable on a Quarterly Payment Date that occurs following the date such Non-Employee Director’s membership on the Board terminates.

ARTICLE III
ANNUAL COMMITTEE CHAIR RETAINER

3.1Annual Committee Chair Retainer Generally.  Subject to the remaining provisions of this Article III, each Non-Employee Director who serves as the chair of a committee of the Board (a “Committee Chair”) during any calendar year will receive an additional annual retainer in respect of his or her service as such Committee Chair (the “Annual Committee Chair Retainer”).  The amount of the Annual Committee Chair Retainer payable for any such calendar year to each Non-Employee Director who is a Committee Chair during such period (a “Non-Employee Director/Committee Chair”) will be equal to (a) $15,000 for service as a Non-Employee Director/Committee Chair of the Audit Committee, and/or (b) an amount, if any, as determined by the Board for service as a Non-Employee Director/Committee Chair of any other committee of the Board as may be established at any time, in each case, as modified by the remainder of this Article III.  Except as otherwise provided in Section 5.5, the Annual Committee Chair Retainer to be paid to any Non-Employee Director/Committee Chair will be payable in cash.

3.2Payment of Annual Committee Chair Retainer Where Service as Committee Chair Runs from Beginning of Calendar Year.  If a Non-Employee Director/Committee Chair is a Committee Chair of a standing committee from the beginning of a calendar year, such Non-Employee Director/Committee Chair’s Annual Committee Chair Retainer for such calendar year will be payable in four equal quarterly installments (the “Quarterly Committee Chair Retainer Value”) on each Quarterly Payment Date.

3.3Reduction and Payment of Annual Committee Chair Retainer Where Service as Committee Chair Commences During Calendar Year.  If a Non-Employee Director/Committee Chair is not a Committee Chair of a standing committee at the beginning of a calendar year, but becomes a Committee Chair of such committee during the course of such calendar year, such Non-Employee Director/Committee Chair’s Annual Committee Chair Retainer for such calendar year will be subject to reduction and payment, subject to the provisions of Section 3.4, as follows:

(a)

a 0% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair before March 31 of such calendar year, in which case the Non-Employee Director/Committee Chair will be paid the Quarterly Committee Chair Retainer Value on each of the four Quarterly Payment Dates occurring with respect to such calendar year;

(b)

a 25% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after March 31 of such calendar year but before June 30 of such calendar year, in which case the Non-Employee Director/Committee Chair will be paid the Quarterly Committee Chair Retainer Value on each of the three remaining Quarterly Payment Dates occurring with respect to such calendar year;

(c)

a 50% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after June 30 of such calendar year but before September 30 of such calendar year, in which case the Non-Employee Director/Committee

Chair will be paid the Quarterly Committee Chair Retainer Value on each of the two remaining Quarterly Payment Dates occurring with respect to such calendar year; and
(d)

a 75% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after September 30 of such calendar year but before December 31 of such calendar year, in which case the Non-Employee Director/Committee Chair will be paid the Quarterly Committee Chair Retainer Value on the one remaining Quarterly Payment Date occurring with respect to such calendar year.

3.4Payment of Annual Committee Chair Retainer Where Service as Committee Chair Terminates During Calendar Year.  Notwithstanding anything to the contrary in this Article III, and unless otherwise provided by the Committee, a Non-Employee Director/Committee Chair whose service as a Committee Chair of a standing committee terminates during a calendar year will not receive payment of any portion of his or her Annual Committee Chair Retainer that would otherwise be payable on a Quarterly Payment Date that occurs following the date such Non-Employee Director/Committee Chair’s service as a Committee Chair of such committee terminates.

3.5Service as Committee Chair for Multiple Committees.  In the event any Non-Employee Director serves as a Committee Chair for more than one committee of the Board, the provisions of this Article III will be applied separately to each situation of service as a Committee Chair with a separate Annual Committee Chair Retainer being payable to him or her as a Committee Chair in each instance.

ARTICLE IV
MEETING PARTICIPATION COMPENSATION

4.1Compensation Generally.  Each Non-Employee Director will receive, as compensation in addition to all other compensation provided for in this Plan, the meeting participation compensation provided for in Sections 4.2 and 4.3 (“Meeting Participation Compensation”).  Such Meeting Participation Compensation will be payable on such schedule as is determined by the Company provided that Meeting Participation Compensation will in all events be payable no later than the earlier of the first Quarterly Payment Date next following by fourteen days or more the meeting to which the Meeting Participation Compensation applies or March 15 of the calendar year immediately following the calendar year in which such Meeting Participation Compensation was earned.

4.2Compensation for Participation in Board Meetings.  Each Non-Employee Director will receive, for participation as a member of the Board in meetings of the Board (a “Board Meeting”), a per meeting fee of (a) $1,500 for each Board Meeting which the Non-Employee Director attends in person or (b) $750 for each Board Meeting in which the Non-Employee Director participates by telephone conference call.

4.3Compensation for Participation in Committee Meetings.  Each Non-Employee Director will receive, for participation as a member of a committee of the Board in meetings of such committee (a “Committee Meeting”), a per meeting fee of (a) $1,000 for each Committee Meeting which the Non-Employee Director attends in person or (b) $1,000 for each Committee Meeting in which the Non-Employee Director participates by telephone conference call.

ARTICLE V
EQUITY GRANTS

5.1Annual Grant of Units.  Each Non-Employee Director will receive, in addition to the other compensation provided for in this Plan, an annual grant (“Annual Unit Grant”) of common units of the Partnership (the “Units”), valued in the aggregate amount of $40,000 (the “Annual Unit Grant Value”) for each calendar year, with the number of Units to be granted and the timing of such grants determined in accordance with the provisions of this Article V.  For purposes of valuing such grants and otherwise of this Plan, “Fair Market Value” shall have the same meaning as set forth in the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan, as currently in effect and as it may hereafter be amended (the “LTIP”).

5.2Granting of Annual Unit Grant Where Board Membership Runs from Beginning of Calendar Year.  If a Non-Employee Director is a member of the Board from the beginning of a calendar year, the Annual Unit Grant with respect to such calendar year will be made annually in advance on the Quarterly Payment Date occurring in January with respect to the calendar year, subject to the provisions of Section 5.4.  The number of Units granted on the Quarterly Payment Date occurring in January with respect to a calendar year will be such number of whole Units as have an aggregate Fair Market Value equal to the Annual Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit).  For the 2014 calendar year, the Annual Unit Grant will be made as soon as practicable following the consummation of the Partnership’s initial public offering in an amount equal to a pro-rated portion of the Annual Unit Grant Value based on the number of days remaining in the calendar year.

5.3Reduction and Granting of Annual Unit Grant Where Board Membership Commences During Calendar Year.  If a Non-Employee Director is not a member of the Board at the beginning of a calendar year, but becomes a member of the Board during the course of such calendar year, such Non-Employee Director’s Annual Unit Grant for such calendar year will be subject to reduction and granting, subject to the provisions of Section 5.4, as follows:

(a)

a 0% reduction, if such Non-Employee Director becomes a member of the Board before March 31 of such calendar year, in which case the Non-Employee Director will be granted, on the Quarterly Payment Date occurring in January of the following calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Annual Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit);

(b)

a 25% reduction, if such Non-Employee Director becomes a member of the Board on or after March 31 of such calendar year but before June 30 of such calendar year, in which case the Non-Employee Director will be granted, on the Quarterly Payment Date occurring in January of the following calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Annual Unit

Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit);
(c)

a 50% reduction, if such Non-Employee Director becomes a member of the Board on or after June 30 of such calendar year but before September 30 of such calendar year, in which case the Non-Employee Director will be granted, on the Quarterly Payment Date occurring in January of the following calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Annual Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit); and

(d)

a 75% reduction, if such Non-Employee Director becomes a member of the Board on or after September 30 of such calendar year but before December 31 of such calendar year, in which case the Non-Employee Director will be granted, on the Quarterly Payment Date occurring in January of the following calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Annual Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit).

For the avoidance of doubt, the foregoing grant to be made to the Non-Employee Director under this Section 5.3 on the Quarterly Payment Date in January of the year following the year of his commencement of service on the Board shall be in addition to the Annual Unit Grant that he will receive on such Quarterly Payment Date for the subsequent year pursuant to Section 5.2.

5.4Effect on Annual Unit Grant Where Board Membership Terminates During Calendar Year.  Notwithstanding anything to the contrary in this Article V, and unless otherwise provided by the Committee, a Non-Employee Director whose membership on the Board terminates during a calendar year will be entitled to retain any portion of his or her Annual Unit Grant for that calendar year which was granted on the Quarterly Payment Date occurring in January of such calendar year.

5.5Additional Grants of Units in Lieu of Cash Compensation.  In addition to the Annual Unit Grant and any Election Unit Grant (as defined in Section 5.6), beginning for calendar year 2015 compensation, any Non-Employee Director may elect from time to time to receive any or all of the cash compensation payable hereunder, for the Annual Board Member Retainer and/or the Annual Committee Chair Retainer, in Units instead.  For purposes of this Plan, cash compensation to which an election made in accordance with the provisions of this Section 5.5 applies shall be referred to as “Elected Unit Compensation.”  Any such election with respect to Elected Unit Compensation shall be made in advance of the calendar year for which it is to be earned and must otherwise comply with the procedures therefor established from time to time by the Committee (as defined in Section 7.1).  In the event of such an election by a Non-Employee Director, the Non-Employee Director will be granted Units in place of any such Elected Unit Compensation on the Quarterly Payment Date occurring in January of the calendar year to which such Elected Unit Compensation relates.  The number of Units to be granted to a Non-Employee Director on the Quarterly Payment Date occurring in January of the calendar year to which such Elected Unit Compensation relates pursuant to an election made in accordance with this Section 5.5 will be such number of whole Units as have an aggregate Fair Market Value equal to the cash amount of such Elected Unit Compensation on such Quarterly Payment Date (rounded up to the nearest whole Unit).  If a Non-Employee Director who has made an election pursuant to this Section 5.5 ceases to be a member of the Board prior to the payment of any Elected Unit Compensation in Units, such unpaid Elected Unit Compensation will not be satisfied in Units and instead (to the extent it is earned and payable in accordance with the other terms of this Plan) will be paid in cash within thirty days after the Non-Employee Director ceases to be a member of the Board or, if earlier, by March 15 of the calendar year immediately following the calendar year in which such compensation was earned.

5.6Discretionary Grant of Units Upon Initial Election as a Non-Employee Director.  In addition to the Annual Unit Grant pursuant to Section 5.1, the Board may, in its discretion, make a grant of Units (an “Election Unit Grant”) to a Non-Employee Director in connection with his initial election as a member of the Board.  The Board shall establish the amount and terms (including, without limitation, any vesting requirements or other conditions) of any such grant in its discretion.

5.7Terms and Conditions for and Full Vesting of Grants.  For purposes of this Plan, each grant of Units made as provided in this Article V to a Non-Employee Director will be made pursuant to and in accordance with the terms and conditions set forth in this Plan and in the LTIP, and, unless otherwise determined by the Board with respect to an Election Unit Grant, will be 100% vested on the date it is made.  However, the provisions of this Plan providing specifically for grants of Units in certain circumstances to Non-Employee Directors shall not restrict or prevent any other awards of Units not referenced in or made pursuant to this Plan which are otherwise made to Non-Employee Directors on a discretionary basis under the LTIP.

5.8Award Agreement.  Any Non-Employee Director who acquires Units as provided in this Article V may be required to execute and comply with the terms of an award agreement with the Company and the Partnership, in such form as is approved from time to time by the Committee.

ARTICLE VI
REIMBURSEMENT OF EXPENSES

While a Non-Employee Director is serving as a member of the Board, the Non-Employee Director will be reimbursed for his or her business-related expenses incurred in carrying out his or her duties as a member of the Board, including but not limited to all reasonable and necessary expenses incurred by the Non-Employee Director to attend Board and Board committee meetings or otherwise fulfill his or her duties, in accordance with the Company’s expense reimbursement policy as in effect at the time an expense is incurred.

ARTICLE VII
GENERAL PROVISIONS

7.1Administration.  The Plan will be administered by the Board or by a committee of, and appointed by, the Board (the “Committee”).  In the absence of the Board’s appointment of a committee to administer the Plan, the Board shall act as the “Committee” hereunder.  The

Committee will have the complete authority and power to interpret this Plan, prescribe, amend and rescind rules relating to the administration of this Plan, determine a Non-Employee Director’s rights under this Plan (including such rights to receive payments of any cash compensation and/or grants of Units hereunder, and the amounts thereof), and take all other actions necessary or desirable for the administration of this Plan.  All actions and decisions of the Committee will be final and binding upon the Company, the Partnership, the Non-Employee Directors, and all other persons.  The Committee may delegate to officers and employees of the Company the authority to perform specified ministerial functions under this Plan.  Any actions taken by any officers or employees of the Company pursuant to such delegation of authority will be deemed to have been taken by the Committee.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, will be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee, and each officer of the Company and each employee of the Company acting on behalf of the Committee, will, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

7.2Unfunded Obligations.  The amounts to be paid and Units to be granted to Non-Employee Directors pursuant to this Plan are unfunded obligations of the Company.  The Company is not required to segregate any monies or other assets from its general funds, to create any trusts or to make any special deposits with respect to these obligations.

7.3No Additional Rights.  The compensation amounts provided for herein are intended to compensate a Non-Employee Director for all of such Non-Employee Director’s professional duties as a member of the Board and any committees thereof and, unless otherwise determined by the Board from time to time, no additional or separate compensation (other than as described in this Plan) will be payable to a Non-Employee Director for his or her service on the Board or committees of the Board (including as a Committee Chair), attendance at and/or participation in meetings of the Board or committees of the Board, or informal advisory time.  None of this Plan, the LTIP or any Annual Unit Grant or other compensation provided for or granted hereunder or thereunder will confer upon any Non-Employee Director the right to continue to serve as a member of the Board or any committee of the Board.

7.4Nonassignment.  Except by will or the laws of descent and distribution, the right of a Non-Employee Director to the receipt of any amounts under this Plan may not be assigned, transferred, pledged or encumbered in any manner nor will such right or other interests be subject to attachment, execution or other legal process.

7.5Incapacity of Non-Employee Director.  If the Committee finds that any Non-Employee Director to whom a payment is due under this Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, unless a prior claim therefor has been made by a duly appointed legal representative, any payment due may, at the discretion of the Committee, be paid to the spouse, child, parent or brother or sister of such Non-Employee Director or to any other person whom the Committee has determined has incurred expense for such Non-Employee Director.  Any such payment will be a complete discharge of the obligations of the Company with respect to such payment under the provisions of this Plan.

7.6Compliance with Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, neither the Company nor the Partnership will be required to sell or issue Units under this Plan if the issuance thereof would constitute a violation by a Non-Employee Director, the Company or the Partnership of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Units are quoted or traded; and, as a condition of any sale or issuance of Units hereunder, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  This Plan, the Units and other compensation provided hereunder, and the obligation of the Company or the Partnership to sell or deliver Units hereunder, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

7.7Termination and Amendment.  The Board may from time to time amend, suspend, or terminate this Plan, in whole or in part, and if this Plan is suspended or terminated the Board may thereafter reinstate any or all of its provisions.  Notwithstanding the foregoing, no amendment, suspension or termination of this Plan may impair the right of a Non-Employee Director to receive any benefit accrued hereunder prior to the effective date of such amendment, suspension or termination.

7.8Entire Plan.  This Plan constitutes the entire plan with respect to the subject matter hereof (other than matters covered by the LTIP) and supersedes all prior plans with respect to the subject matter hereof (other than the LTIP).

7.9Applicable Law.  Except to the extent preempted by applicable federal law, this Plan will be governed by and construed in accordance with the laws of the State of Delaware.

7.10Section 409A Matters.  This Plan is intended to provide for compensation that constitutes one or more “short term deferrals” within the meaning of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) and any regulations issued thereunder, so that it and any compensation payable hereunder will be exempt from Section 409A of the Code.  Accordingly, this Plan will be construed, interpreted and operated in a manner consistent with such intent.  For purposes of Section 409A of the Code, to the extent necessary, each amount of compensation payable hereunder shall be considered a separate payment and a separate short term deferral.